-------------------------------------------------------------------------------


                                 LOAN AGREEMENT

                            Dated as of July 1, 1997

                                    Between

                   The Buncombe County Industrial Facilities
                                      and
                     Pollution Control Financing Authority
                                   ("Issuer")

                                      and

                         Medical Action Industries Inc.
                                  ("Borrower")

                                   $5,500,000

                   The Buncombe County Industrial Facilities
                                      and
                     Pollution Control Financing Authority
                      Industrial Development Revenue Bonds
                    (Medical Action Industries Inc. Project)
                                  Series 1997

-------------------------------------------------------------------------------


CERTAIN RIGHTS OF THE ISSUER UNDER THIS AGREEMENT HAVE BEEN ASSIGNED TO, AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF, BRANCH BANKING AND TRUST COMPANY, AS TRUSTEE, UNDER A TRUST INDENTURE OF EVEN DATE HEREWITH BETWEEN THE ISSUER, THE TRUSTEE AND FIRST UNION NATIONAL BANK, AS PAYING AGENT, AS AMENDED OR SUPPLEMENTED FROM TIME TO TIME.

                               TABLE OF CONTENTS

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                                                                                            Page
                                                                                            ----
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PARTIES........................................................................................1
RECITALS.......................................................................................1

                                   ARTICLE I

                     DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1.     Definitions...................................................................1
Section 1.2.     Rules of Construction.........................................................9

                                   ARTICLE II

                                REPRESENTATIONS

Section 2.1.     Representations by the Issuer................................................11
Section 2.2.     Representations, Warranties and Covenants by the Borrower....................12

                                  ARTICLE III

                           ACQUISITION OF THE PROJECT

Section 3.1.     Acquisition of the Project...................................................15
Section 3.2.     Borrower to Obtain Approvals Required for the Project and the Plant..........15
Section 3.3.     Plans and Specifications.....................................................15

                                   ARTICLE IV

                      ISSUANCE OF THE BONDS; PROJECT FUND

Section 4.1.     Agreement to Issue the Bonds.................................................16
Section 4.2.     Disbursement from the Project Fund...........................................16
Section 4.3.     Closeout of the Project Fund.................................................16
Section 4.4.     Disposition of the Balance in the Project Fund...............................16
Section 4.5.     Borrower Required to Pay in Event Project Fund Insufficient..................17
Section 4.6.     No Third Party Beneficiary...................................................17

                                   ARTICLE V

                 LOAN BY THE ISSUER TO THE BORROWER; REPAYMENT

Section 5.1.     Loan by the Issuer; Repayment................................................18
Section 5.2.     No Set-Off...................................................................18
Section 5.3.     Prepayments..................................................................18

Section 5.4.     Credits Against the Note.....................................................18
Section 5.5.     Letter of Credit and Reimbursement Agreement.................................19

                                   ARTICLE VI

                               GENERAL COVENANTS

Section 6.1.     Maintenance and Modification of the Plant by Borrower........................20
Section 6.2.     Taxes and Utility Charges....................................................20
Section 6.3.     Insurance....................................................................21
Section 6.4.     General Requirements Applicable to Insurance.................................22
Section 6.5.     Advances by the Issuer or the Trustee........................................22
Section 6.6.     Borrower to Make up Deficiency in Insurance Coverage.........................23
Section 6.7.     Eminent Domain...............................................................23
Section 6.8.     Application of Net Proceeds of Insurance and Eminent Domain..................23
Section 6.9.     Parties to Give Notice.......................................................24

                                  ARTICLE VII

                               SPECIAL COVENANTS

Section 7.1.     Access to the Project and Inspection.........................................25
Section 7.2.     Further Assurances and Corrective Instruments................................25
Section 7.3.     Recording and Filing; Other Instruments......................................25
Section 7.4.     Non-Arbitrage Covenants: Notice of Event of Taxability.......................26
Section 7.5.     Administrative Expenses......................................................26
Section 7.6.     Indemnity Against Claims.....................................................26
Section 7.7.     Release and Indemnification..................................................27
Section 7.8.     Additional Information.......................................................27
Section 7.9.     Corporate Existence, Sale of Assets, Consolidation or Merger.................27
Section 7.10.    Default Certificates.........................................................28
Section 7.11.    Notification to Trustee......................................................28
Section 7.12.    Additional Reporting Requirements............................................28
Section 7.13.    Observe Laws.................................................................28

                                  ARTICLE VIII

                        ASSIGNMENT, LEASING AND SELLING

Section 8.1.     Assignment...................................................................29
Section 8.2.     Restrictions on Transfer of Issuer's Rights..................................29

                                   ARTICLE IX

                         EVENTS OF DEFAULT AND REMEDIES

Section 9.1.     Events of Default Defined....................................................30
Section 9.2.     Remedies on Default..........................................................31
Section 9.3.     Application of Amounts Realized in Enforcement of Remedies...................31
Section 9.4.     No Remedy Exclusive..........................................................32
Section 9.5.     Agreement to Pay Attorneys' Fees and Expenses................................32
Section 9.6.     Correlative Waivers..........................................................32

                                   ARTICLE X

                                  PREPAYMENTS

Section 10.1.    Optional Prepayments.........................................................33
Section 10.2.    Mandatory Prepayments........................................................33
Section 10.3.    Other Mandatory Prepayments..................................................34

                                   ARTICLE XI

                                 MISCELLANEOUS

Section 11.1.     References to the Bonds Ineffective After Bonds Paid.........................35
Section 11.2.     No Implied Waiver............................................................35
Section 11.3.     Issuer Representative........................................................35
Section 11.4.     Borrower Representative......................................................35
Section 11.5.     Notices......................................................................35
Section 11.6.     If Payment or Performance Date Is Other Than a Business Day..................36
Section 11.7.     Binding Effect...............................................................36
Section 11.8.     Severability.................................................................36
Section 11.9.     Amendments, Changes and Modifications........................................36
Section 11.10.    Execution in Counterparts....................................................37
Section 11.11.    Applicable Law...............................................................37
Section 11.12.    No Charge Against Issuer Credit..............................................37
Section 11.13.    Issuer and Local Government Commission Not Liable............................37
Section 11.14.    Expenses.....................................................................37
Section 11.15.    Amounts Remaining with the Trustee...........................................38

Execution by the Issuer........................................................................37
Execution by the Borrower......................................................................38

Exhibit A  Promissory Note
Exhibit B  The Project Site

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT, dated as of July 1, 1997, between The Buncombe County Industrial Facilities and Pollution Control Financing Authority, a political subdivision and body corporate and politic of the State of North Carolina (the "Issuer"), and Medical Action Industries Inc., a Delaware corporation (the "Borrower"),

                              W I T N E S S E T H:

         In consideration of the respective representations and agreements contained herein, the parties hereto, recognizing that under the Act (as hereinafter defined) this Loan Agreement shall not in any way obligate the State of North Carolina or any political subdivision thereof, including, without limitation, the Issuer or any political subdivision thereof, to raise any money by taxation or use other public moneys for any purpose in relation to the Project (as hereinafter defined) and that neither the State of North Carolina nor any political subdivision thereof, including, without limitation, the Issuer, shall pay or promise to pay any debt or meet any financial obligation to any person at any time in relation to the Project, except from moneys received or to be received under the provisions of this Loan Agreement, the Note and from the Credit Facility Issuer under a Credit Facility (each as hereinafter defined) or derived from the exercise of the rights of the Issuer thereunder, agree as follows:

                                   ARTICLE I

                     DEFINITIONS AND RULES OF CONSTRUCTION

         Section 1.1. Definitions. In addition to words and terms elsewhere defined in this Loan Agreement or in the Indenture, the following words and terms shall have the following meanings:

         "Acquisition", when used in connection with the Project, shall mean, without limitation, the acquisition, construction, installation and equipping of the Project.

         "Act" shall mean the Industrial and Pollution Control Facilities Financing Act, which as codified appears as Chapter 159C of the General Statutes of North Carolina, as amended.

         "Administrative Expenses" shall mean the amounts payable pursuant to
Section 7.5 hereof by the Borrower to or for the account of the Issuer to provide for payment of the costs and expenses incurred by the Issuer.

         "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to a Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Alternate Credit Facility" shall mean an irrevocable direct pay letter of credit, insurance policy or similar credit enhancement or support facility for the benefit of the Trustee, the terms of which Alternate Credit Facility shall in all respects material to the Bondholders be the same (except for the term set forth in such Alternate Credit Facility) as the Letter of Credit.

         "Bank" shall mean First Union National Bank, the issuer of the Letter of Credit.

         "Bond" or "Bonds" shall mean The Buncombe County Industrial Facilities and Pollution Control Financing Authority Industrial Development Revenue Bonds (Medical Action Industries Inc. Project), Series 1997, authorized to be issued pursuant to a resolution of the Issuer in accordance with the Indenture in the aggregate principal amount of $5,500,000 including such Bonds issued in replacement for mutilated, destroyed, lost or stolen Bonds pursuant to Section 211 of the Indenture, and any amendments and supplements thereto, and any renewals and extensions thereof, permitted by the Indenture.

         "Bond Counsel" shall mean an attorney-at-law or a firm of attorneys of nationally recognized standing in matters pertaining to the tax-exempt nature of interest on bonds issued by states and their political subdivisions, duly admitted to the practice of law before the highest court of any state of the United States of America and approved by the Issuer and the Trustee.

         "Bond Documents" shall mean collectively the Indenture, the Bonds, this Loan Agreement, the Note, the Letter of Credit Documents, the Placement Agreement, the Tender Agency Agreement and the Remarketing Agreement.

         "Bondholder" or "Bondholders" or "owner of Bonds" or "owners of Bonds" shall mean the initial owner or owners and any future owner or owners of the Bond or Bonds as registered on the books and records of the Bond Registrar pursuant to Section 204 of the Indenture.

         "Bond Fund" shall mean the fund created under Section 502 of the Indenture.

         "Borrower" shall mean Medical Action Industries Inc., a Delaware corporation, and its successors and assigns and any surviving, resulting or transferee corporation or other entity.

         "Borrower Representative" shall mean any one of the persons at the time designated to act on behalf of the Borrower by the written certificate furnished to the Issuer, the Trustee, the Paying Agent and the Project Fund Custodian containing the specimen signatures of such persons and signed on behalf of the Borrower by the President or any duly authorized Vice President of the Borrower.


         "Business Day" shall mean a day upon which banks in the State are open for the transaction of business of the nature required pursuant to this Loan Agreement and the Indenture.

         "Cessation of Operation" shall mean that the Borrower (or an assignee, lessee or buyer pursuant to Section 8.1 hereof) has, in the opinion of the Issuer, ceased to operate the Project as an "industrial project for industry" within the meaning of the Act. A Cessation of Operation shall not be deemed to have occurred until 60 days shall have elapsed after written notice has been given to the Borrower (or an assignee, lessee or buyer pursuant to Section 8.1 hereof) by the Issuer that operations at the Project shall have ceased and the Borrower (or an assignee, lessee or buyer pursuant to Section 8.1 hereof) shall not have demonstrated to the satisfaction of the Issuer and the Trustee that the Borrower (or an assignee, lessee or buyer pursuant to Section 8.1 hereof) has resumed, or has caused to be resumed, the operations of the Project as an "industrial project for industry" within the meaning of the Act or that the Borrower (or an assignee, lessee or buyer pursuant to Section 8.1 hereof) is, in good faith, seeking to arrange resumption of an economically reasonable operation of the Project as an "industrial project for industry"; provided that a temporary shutdown due to a strike or other labor dispute, lack of fuel or similar occurrence shall not be deemed a Cessation of Operation.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the related regulations, rulings and procedures issued by the Internal Revenue Service or its successors.

         "Completion Date" shall mean that date certified by the Borrower under
Section 4.3 hereof.

         "Consistent Basis" shall mean, in reference to the application of Generally Accepted Accounting Principles, that the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preceding period, except as to any changes consented to by the Trustee and the Credit Facility Issuer.

         "Cost of Acquisition of the Project" shall mean the costs and allowances for the Acquisition of the Project which are permitted under Section 159C of the Act and which include, but are not limited to, all capital costs of the Project, including the following:

         1. The Acquisition, construction and installation of the Project at the Project Site;

         2. Preparation of the plans and specifications, if any, for the Project (including any preliminary study or plan of the Project or any aspect thereof), any labor, services, materials and supplies used or furnished in the Acquisition of the Project, the acquisition and installation necessary to provide utility services or other services and all real and tangible personal property deemed necessary by the Borrower in connection with the Project;

         3. The fees for architectural, engineering, supervisory and consulting, services in connection with the Acquisition of the Project;

         4. To the extent they shall not be paid by a contractor, the premiums of all insurance and surety and performance bonds required to be maintained in connection with the Acquisition of the Project;

         5. Any fees and expenses in connection with the acquisition, perfection and protection of title to the Project Site and any fees and expenses incurred in connection with the preparation, recording or filing of such documents, instruments or financing statements as either the Borrower, the Issuer or the Trustee may deem desirable to perfect or protect the rights of the Issuer or the Trustee under this Loan Agreement, the Note, the Indenture, the Bonds and the Letter of Credit Documents;

         6. The legal, accounting and financial advisory fees and expenses, filing fees, and printing and engraving costs incurred in connection with the authorization, issuance, sale and purchase of the Bonds, and the preparation of this Loan Agreement, the Note, the Indenture, the Bonds, the Letter of Credit Documents, the Tender Agency Agreement and the Remarketing Agreement and all other documents in connection with the authorization, issuance and sale of the Bonds;

         7. Interest prior to, during and for a period not exceeding one year after completion of construction of the Project; and

         8. Any administrative or other fees charged by the Issuer, Governing Board, the State Board or reimbursement thereto of expenses, in connection with the Project to the Completion Date.

         "Counsel" shall mean an attorney or a firm of attorneys acceptable to the Trustee, and may, but need not, be counsel to the Issuer, the Credit Facility Issuer or the Borrower.

         "Credit Facility" shall mean the Letter of Credit or any Alternate Credit Facility delivered to the Trustee.

         "Credit Facility Issuer" shall mean the Bank with respect to the Letter of Credit and the institution issuing any Alternate Credit Facility.


         "Determination of Taxability" shall be defined as and shall be deemed to have occurred on the first to occur of the following:

                  (1) on that date when the Borrower files any statement, supplemental statement or other tax schedule, return or document (whether pursuant to Treasury Regulations ss. 1.103-10(b)(2)(vi), as the same may be amended or supplemented, or otherwise) which discloses that an Event of Taxability shall have in fact occurred;

                  (2) on that date when any Bondholder or former Bondholder notifies the Borrower or the Trustee that it has received a written opinion of Bond Counsel to the effect that an Event of Taxability shall have occurred unless, within 180 days after receipt by the Borrower of such notification from the Trustee, any Bondholder or any former Bondholder, the Borrower shall obtain and deliver to the Trustee and each Bondholder and former Bondholder a favorable ruling or determination letter issued to or on behalf of the Borrower by the Commissioner or any District Director of Internal Revenue (or any other government official exercising the same or a substantially similar function from time to time) to the effect that, after taking into consideration such facts as form the basis for the opinion that an Event of Taxability has occurred, an Event of Taxability shall not have occurred;

                  (3) on that date when the Borrower shall be advised in writing by the Commissioner or any District Director of Internal Revenue (or any other government official or agent exercising the same or a substantially similar function from time to time) that, based upon filings of the Borrower, or upon any review or audit of the Borrower, or upon any other grounds whatsoever, an Event of Taxability shall have occurred;

                  (4) on that date when the Borrower shall receive notice in writing from any Bondholder or former Bondholder, or from the Trustee, that the Internal Revenue Service (or any other government agency exercising the same or a substantially similar function from time to time) has assessed as includable in the gross income of any Bondholder or former Bondholder the interest on such Bondholder's or former Bondholder's Bond due to the occurrence of an Event of Taxability;

         provided, however, no Determination of Taxability shall occur under subparagraph (3) or (4) hereof unless the Borrower has been afforded the opportunity, at its expense, to contest any such assessment or unfavorable ruling and, further, no Determination of Taxability shall occur until such contest, if made, has been finally determined.

         "Eminent Domain" shall mean the taking of title to, or the temporary use of, the Project or any part thereof pursuant to eminent domain or condemnation proceedings, or any voluntary conveyance of any part of the Project during the pendency of, or as a result of a threat of, such proceedings.

         "Equipment" shall mean all of the fixtures (including all leasehold improvements), machinery, equipment and other items of tangible personal property now owned or hereafter acquired by the Borrower and located or to be located on or affixed to the Project Site, together with all substitutions therefor and all repairs, renewals and replacements thereof.

         "Event of Default" or "Default" shall have the meaning set forth in
Section 9.1 hereof.

         "Event of Taxability" shall mean a change in law or fact or the interpretation thereof, or the occurrence or existence of any fact, event or circumstance (including, without limitation, the issuance of obligations or the incurring of capital expenditures in excess of those permitted by Section 144(a)(4)(A) of the Code, or the taking of any action by the Borrower, or the failure to take any action, by the Borrower, or the making by the Borrower of any misrepresentation herein or in any certificate required to be given in connection with the issuance, sale or delivery of the Bonds) which has the effect of causing the interest paid or payable on any Bond to become includable in the gross income of any Bondholder or former Bondholder other than a Bondholder or former Bondholder who is or was a "substantial user" or "related person" as such terms are used in Section 147(a) of the Code.

         "Generally Accepted Accounting Principles" shall mean those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board and its predecessors or pronouncements of the American Institute of Certified Public Accountants or those principles of accounting which have other substantial authoritative support and are applicable in the circumstances as of the date of application, as such principles are from time to time supplemented and amended.

         "Governing Board" shall mean the Board of Commissioners of The Buncombe County Industrial Facilities and Pollution Control Financing Authority and any successor thereto as the governing body of the Issuer.

         "Government Obligations" shall mean (i) direct obligations of the United States of America, (ii) obligations unconditionally guaranteed by the United States of America, and (iii) securities or receipts evidencing ownership interests in obligations or specified portions (such as principal or interest) of obligations described in clause (i) or (ii) above the full and timely payment of which securities, receipts or obligations is unconditionally guaranteed by the United States of America.

         "Indenture" shall mean the Trust Indenture of even date herewith by and between the Issuer, the Trustee and the Paying Agent, together with any amendments or supplements thereto permitted thereby.

         "Inducement Contract" shall mean the Memorandum of Agreement between the Issuer and the Borrower pursuant to which the Issuer agreed to finance the cost of acquiring, constructing and installing the Project.

         "Issuer" shall mean The Buncombe County Industrial Facilities and Pollution Control Financing Authority, a political subdivision and body corporate and politic of the State, and its successors and assigns and any body resulting from or surviving any consolidation or merger to which it or its successors may be a party.

         "Issuer Representative" shall mean any one of the persons at the time designated to act on behalf of the Issuer by written certificate furnished to the Borrower, the Trustee and the Paying Agent containing the specimen signatures of such persons and signed on behalf of the Issuer by its Chairman or Vice Chairman.

         "Letter of Credit" shall mean the irrevocable direct pay letter of credit dated July __, 1997 in the amount of $5,771,233 issued by the Bank, including any extensions thereof.

         "Letter of Credit Documents" shall mean the Letter of Credit, the Reimbursement Agreement and the Pledge Agreement.

         "Loan Agreement" shall mean this Loan Agreement and any amendments and supplements hereto permitted by the Indenture.

         "Local Government Commission" shall mean the North Carolina Local Government Commission.

         "Mortgage" shall mean the Deed of Trust and Security Agreement dated as of July 1, 1997, from the Borrower to the Bank.

         "Net Proceeds" when used with respect to any insurance proceeds or award resulting from, or other amount received in connection with, Eminent Domain shall mean the gross proceeds from such proceeds, award or other amount, less all expenses (including attorneys' fees) incurred in the realization thereof.

         "Note" shall mean the promissory note given by the Borrower pursuant to Section 5.1 of this Loan Agreement, substantially in the form of Exhibit A attached hereto.

         "Official Action" shall mean the action taken by the Governing Board on January 15, 1997 in adopting a resolution authorizing the execution and delivery of the Inducement Contract.


         "Overdue Rate" shall mean the Prime Rate plus two percent.

         "Paying Agent" shall mean the Paying Agent acting in such capacity under the Indenture; the initial Paying Agent shall be First Union National Bank.

         "Payment of the Bonds" shall mean payment of (i) the principal of and interest on the Bonds in accordance with their terms whether through payment at maturity, upon acceleration or prepayment, (ii) all amounts due as Administrative Expenses or otherwise, and (iii) any and all other liabilities and obligations arising under the Indenture and this Loan Agreement; in any case, in such a manner that all such amounts due and owing with respect to the Bonds shall have been paid.

         "Permitted Encumbrances" shall mean, as of any particular time, "Permitted Liens," as defined in the Reimbursement Agreement.

         "Person" shall mean an individual, partnership, corporation, trust, unincorporated organization, association, joint venture, joint-stock company, or a government or agency or political subdivision thereof.

         "Placement Agent" shall mean First Union National Bank, acting through its Capital Markets Group, and its successors or any other person designated by the Borrower meeting the requirements of Section 1203 of the Indenture.

         "Placement Agreement" shall mean the letter agreement of even date herewith between the Borrower and the Placement Agent, providing for the introducing of the Bonds by the Placement Agent to prospective purchasers.

         "Placement Memorandum" shall mean the Private Placement Memorandum dated the date of issuance of the Bonds, including the cover page and all appendices thereto.

         "Plans and Specifications" shall mean the plans and specifications used in the Acquisition of the Project, as the same may be revised from time to time by the Borrower in accordance with Section 3.3 hereof.

         "Plant" shall mean all buildings, structures, improvements, fixtures, furniture, machinery, equipment or other property (excluding inventory) of the Borrower, now or hereafter located at or affixed to the Project Site, including without limitation the Project.

         "Pledge Agreement" shall mean the Pledge Agreement of even date herewith between the Borrower and the Bank, and any amendments or supplements thereto.

         "Prime Rate" shall mean the rate of interest per annum announced by First Union National Bank at its principal office in Charlotte, North Carolina from time to time to be its prime rate.

         "Project" shall mean the acquisition of approximately 32 acres of land located at the corner of Old Shoals and Heywood Roads, in Arden, North Carolina, and an existing approximately 205,000 square foot building located thereon known as the Phillips Electronics Facility, the rehabilitation of such facility and the acquisition of machinery and equipment, all to be used for the purpose of manufacturing medical products, located in Buncombe County, North Carolina.

         "Project Fund Custodian" means the Project Fund Custodian acting under the Indenture.

         "Project Site" shall mean the real property located in Buncombe County, more particularly described in Exhibit B attached hereto and by reference made a part hereof, upon which the Plant and Equipment is located.

         "Reimbursement Agreement" shall mean the Letter of Credit and Reimbursement Agreement of even date herewith between the Borrower and the Bank, as the same may be amended from time to time and filed with the Trustee, and any agreement of the Borrower with a Credit Facility Issuer setting forth the obligations of the Borrower to such Credit Facility Issuer arising out of any payments under a Credit Facility and which provides that it shall be deemed to be a Reimbursement Agreement for the purposes of the Indenture.

         "Remarketing Agent" shall mean First Union National Bank, acting through its Capital Markets Group, as remarketing agent, or any successor in such capacity.

         "Remarketing Agreement" shall mean the Remarketing Agreement of even date herewith between the Borrower and the Remarketing Agent.

         "State" shall mean the State of North Carolina.

         "Tax Certificate" shall mean the Tax Certificate delivered by the Borrower as of the date of, and in connection with, the issuance and sale of the Bonds.

         "Tender Agency Agreement" shall mean the Tender Agency Agreement of even date herewith among the Borrower, the Trustee and the Tender Agent.

         "Tender Agent" means First Union National Bank and its successors as provided in Section 1202 of the Indenture.

         "Trustee" shall mean the banking institution at the time serving as Trustee under the Indenture.

         Section 1.2.     Rules of Construction.


         (a) Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders, and words of the neuter gender shall be deemed and construed to include correlative words of the masculine and feminine genders.

         (b) The table of contents, captions and headings in this Loan Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Loan Agreement.

         (c) All references herein to particular articles or sections are references to articles or sections of this Loan Agreement unless some other reference is established.

         (d) All accounting terms not specifically defined herein shall be construed in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

         (e) All references herein to the Borrower shall be deemed to refer to each of the Persons if more than one, as described by such term, and any agreement, obligation, duty or liability of the Borrower shall be a joint and several agreement, obligation, duty or liability of each of the Persons so described by such term.

         (f) Any terms not defined herein but defined in any of the other Bond Documents shall have the same meaning herein.

         (g) All references herein to the Code or any particular provision or section thereof shall be deemed to refer to any successor, or successor provision or section, thereof, as the case may be.

                                   ARTICLE II

                                REPRESENTATIONS

         Section 2.1. Representations by the Issuer. The Issuer represents and warrants as follows:

         (a) The Issuer is a duly constituted public body corporate and politic of the State created under the Act.

         (b) Under the provisions of the Act, the Issuer is duly authorized to enter into, execute and deliver the Bond Documents to which it is a party, to undertake the transactions contemplated by the Bond Documents to which it is a party and to carry out its obligations hereunder and thereunder.

         (c) The Issuer proposes to issue the Bonds in the aggregate principal amount of $5,500,000 to finance all or a portion of the Project.

         (d) By duly adopted resolution, the Issuer has duly authorized the execution, delivery and performance of the Bond Documents to which it is a party, including the borrowing under, issuance and performance of the Bonds and (as security for the Bonds) the pledge of the Note, endorsed without recourse to the order of the Trustee, to the Trustee. The Issuer also has duly authorized the execution, delivery and performance of the Placement Agreement and has approved the section which describes the Issuer in the Private Placement Memorandum.

         (e) The Bonds will be issued under and pursuant to the Indenture and will mature, bear interest, and have the other terms and provisions set forth or provided for in the Indenture.

         (f) The execution and delivery of and performance under the Bond Documents to which the Issuer is a party and the Placement Agreement will not conflict with, or constitute a breach of or default under, or require any consent pursuant to any law or regulation presently applicable to the Issuer (except for such consents and approvals as have heretofore been obtained), the bylaws of the Issuer, any order of any court, regulatory body or arbitral tribunal or any agreement or instrument to which the Issuer is party or by which it is bound.

         (g) To the knowledge of the Issuer, there are no judicial, regulatory or arbitral proceedings pending or threatened against the Issuer which, if decided adversely to the Issuer, would have a material adverse effect on the issuance and sale of the Bonds or any of the transactions of the Issuer in connection therewith.

         (h) When duly executed and delivered on behalf of the Issuer, and assuming the due authorization, execution and delivery by the other parties hereto and thereto, each of the Bond Documents to which the Issuer is a party will constitute a valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms.

         (i) The Issuer has obtained from the governing body of the county of the State in which the Project is to be located approval of the issuance of the Bonds required by Section 159C- 4(d) of the Act, from the Secretary of the Department of Commerce of the State approval of the Project required by Section 159C-7 of the Act and from the Local Government Commission the approvals required by Section 159C-6, 8 and 9 of the Act.

         Section 2.2. Representations, Warranties and Covenants by the
Borrower.


         The Borrower represents, warrants and covenants as follows:

         (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business in the State, has legal authority to enter into and to perform the agreements and covenants on its part contained in the Bond Documents to which it is a party and to approve the section of the Private Placement Memorandum entitled "The Borrower," and has duly authorized the execution, delivery and performance of the Bond Documents to which it is a party.

         (b) The borrowing under the Note, the execution and delivery of this Loan Agreement and the other Bond Documents to which it is a party and the approval of the section of the Private Placement Memorandum entitled "The Borrower," the consummation of the transactions contemplated hereby and thereby, and the fulfillment of or compliance with the terms and conditions hereof and thereof do not and will not violate, conflict with or constitute a breach of or default under or require any consent (except for such consents and approvals as have heretofore been obtained) pursuant to the Articles of Incorporation or Bylaws of the Borrower, any law or regulation of the United States or the State or, to the best knowledge of the Borrower, of any other jurisdiction presently applicable to the Borrower, any order of any court, regulatory body or arbitral tribunal or any agreement or instrument to which the Borrower is a party or by which it or any of its property is bound.

         (c) The Borrower will cause the proceeds of the Bonds to be applied to the Project.

         (d) The commencement of the Acquisition of the Project, including the letting of purchase orders for components thereof, did not occur prior to Official Action.

         (e) The descriptions of the Project and the Project Site in Exhibit B hereto are substantially the same in all material respects as those contained in the Issuer's application to the Secretary of the Department of Commerce of the State pursuant to Section 159C-7 of the Act.

         (f) The Borrower has operated and presently expects to operate the Project as a facility to be used for the purpose of manufacturing medical products in Buncombe County, North Carolina until Payment of the Bonds.

         (g) On the Completion Date, the Project is a "project," and more specifically an "industrial project for industry," within the meaning of the Act.

         (h) The Project is located wholly within Buncombe County, North
Carolina.

         (i) Assuming due authorization, execution and delivery by the other parties thereto, when executed and delivered, the Bond Documents to which the Borrower is a party will be the valid and binding obligations or agreements of the Borrower enforceable in accordance with their respective terms, subject to limitations imposed by general principles of equity affecting the remedies provided for in the Bond Documents.

         (j) There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body now pending, or to the knowledge of the Borrower, threatened against or affecting the Borrower or any properties or rights of the Borrower which, if adversely determined, would materially impair the right of the Borrower to carry on its business substantially as now conducted or would materially adversely affect the financial condition, business or operations of the Borrower or the transactions contemplated by, or the validity of, any of the Bond Documents.

         (k) The Borrower has filed all federal, state and local tax returns which are required to be filed by it and has paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due, and no controversy in respect of additional income taxes, state or federal, of the Borrower is pending or, to the knowledge of the Borrower, threatened which has not heretofore been disclosed in writing to the Trustee or the Paying Agent and which, if adversely determined, would materially and adversely affect the financial condition or operations of the Borrower.

         (l) Neither the Bond Documents to which the Borrower is a party nor the Tax Certificate contains any misrepresentation or untrue statement of fact or omits to state a material fact necessary in order to make any such representation or statement contained therein not misleading.

         (m) The Borrower possesses all necessary patents, licenses, trademarks, trademark rights, trade names, trade name rights and copyrights to conduct its business as now conducted, without known conflict with any patent, license, trademark, trade name or copyrights of any other Person.

         (n) The Project Site is properly zoned, and its intended use and the operation of the Project comply with the uses permitted by applicable zoning regulations.

         (o) No approval, consent or authorization of, or registration, declaration or filing with, any governmental or public body or authority is required in connection with the valid execution, delivery and performance by the Borrower of the Bond Documents to which it is a party which has not heretofore been obtained.

         (p) The Borrower will not take or omit to take any action which would impair the exemption of interest on the Bonds from federal income taxation.

         (q) All of the representations, warranties and covenants of the

Borrower contained in the Tax Certificate are hereby reaffirmed and incorporated herein by reference.

         (r) The Borrower presently in good faith estimates the Cost of Acquisition of the Project to equal or exceed the original principal amount of the Bonds.

         All of the above representations, warranties and covenants shall survive the execution of this Loan Agreement and the issuance of the Note.

                                  ARTICLE III

                           ACQUISITION OF THE PROJECT

         Section 3.1. Acquisition of the Project. The Borrower shall complete the Acquisition of the Project with all reasonable dispatch, delays incident to strikes, riots, acts of God or the public enemy or any delay beyond its reasonable control only excepted, in accordance with the Plans and Specifications; provided, however, that if completion of such Acquisition is delayed for any reason, there shall be no diminution in or postponement of the payments to be made by the Borrower pursuant to the Note or Section 5.1 hereof.

         Section 3.2. Borrower to Obtain Approvals Required for the Project and the Plant. The Borrower shall obtain or cause to be obtained all necessary permits and approvals for the Acquisition of the Project and the operation and maintenance of the Plant and the Equipment and shall comply with all lawful requirements of any governmental body regarding the use or condition of the Equipment, the Project Site and the Plant. The Borrower may, however, contest any such requirement by an appropriate proceeding diligently prosecuted.

         Section 3.3. Plans and Specifications. The Borrower shall maintain a set of Plans and Specifications at the Project Site which shall be available to the Issuer, the Trustee, the Paying Agent and the Bondholders for inspection and examination during the Borrower's regular business hours, and the Issuer and the Borrower agree that the Borrower may supplement, amend and add to the Plans and Specifications, and that the Borrower shall be authorized to omit or make substitutions for components of the Project, without approval of the Issuer, provided that no such change shall be made which shall be contrary to subsections (c), (d), (e), (f), (g), (h), (i) and (j) of Section 2.2 hereof or the provisions of Article IX hereof, and provided further that if any such change would render materially incorrect or incomplete the description of the initial components of the Project or the description of the Project Site as set forth in Exhibit B to this Loan Agreement, the Borrower and the Issuer shall amend such Exhibit B to reflect such change, upon receipt by the Issuer and the Trustee of an opinion of Bond Counsel that such change will not result in an Event of Taxability. No approval of the Issuer, the Trustee or the Paying Agent shall be required for the acquisition of the Project or for the solicitation, negotiation, award or execution of contracts relating thereto.

                                   ARTICLE IV

                      ISSUANCE OF THE BONDS; PROJECT FUND

         Section 4.1. Agreement to Issue the Bonds.

         (a) To provide funds for Project, the Issuer agrees that it will sell, issue and deliver the Bonds in the aggregate principal amount of $5,500,000 in the manner set forth in the Indenture and cause the proceeds of the Bonds to be applied as provided in the Indenture.

         (b) In connection with the issuance of the Bonds, in accordance with
Section 144(a)(4) of the Code and Section 1.103-10(b)(2)(vi) of the regulations promulgated under the Internal Revenue Code of 1954, as amended, the Issuer, pursuant to the authority contained in a resolution adopted by its Governing Board, hereby elects to have the provisions of Section 144(a)(4) of the Code apply to the Bonds.

         Section 4.2. Disbursement from the Project Fund. All payments from the Project Fund to pay the Cost of Acquisition of the Project or to reimburse the Borrower for any Cost of Acquisition of the Project paid or incurred by the Borrower before or after the execution and delivery of this Agreement and the issuance and delivery of the Bonds, but only after Official Action, shall be made by the Project Fund Custodian pursuant to the Indenture upon receipt by the Project Fund Custodian of a requisition and certificate substantially in the form of Exhibit A attached to the Indenture.

         Section 4.3. Closeout of the Project Fund. The Completion Date for the Project shall be promptly established and evidenced to the Trustee and the Project Fund Custodian shall be the date on which the Borrower Representative delivers to the Trustee and the Project Fund Custodian a certificate stating that, except for the amounts retained by the Project Fund Custodian at the Borrower's direction for any Cost of Acquisition of the Project not then due and payable, the Acquisition of the Project has been completed substantially in accordance with the Plans and Specifications, if any, and all costs and expenses incurred in connection therewith have been paid. Notwithstanding the foregoing, such certificate may state that it is given without prejudice to any rights against third parties that exist at the date of such certificate or that may subsequently come into being.

         Section 4.4. Disposition of the Balance in the Project Fund. Pursuant to the Indenture, as soon as practicable after, and in any event within sixty
(60) days from, the Project Fund Custodian's receipt of the certificate mentioned in Section 4.3 hereof, all amounts remaining in the Project Fund, including any unliquidated investments made with money theretofore deposited in the Project Fund except for amounts to be retained in the Project Fund for any Cost of Acquisition of the Project not then due and payable as provided in
Section 4.3 hereof, shall be deposited in the Bond Fund by the Project Fund Custodian and shall be applied to the prepayment of the principal installments of the Bonds in accordance with the terms of the Indenture.

         Section 4.5. Borrower Required to Pay in Event Project Fund Insufficient. In the event the moneys in the Project Fund should not be sufficient to pay the total cost of the Project, the Borrower agrees to complete the Project and to pay that portion of such cost in excess of the moneys available therefor in the Project Fund. THE ISSUER MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, THAT THE MONEYS PAID INTO THE PROJECT FUND AND AVAILABLE FOR PAYMENT OF THE COST OF THE PROJECT WILL BE SUFFICIENT TO PAY THE TOTAL COST OF THE PROJECT. The Borrower agrees that if, after exhaustion of the moneys in the Project Fund, the Borrower should pay any portion of the total cost of Project pursuant to the provisions of this Section, it shall not be entitled to any reimbursement therefor from the Issuer, the Trustee, the Paying Agent, the Project Fund Custodian or any Bondholder and it shall not be entitled to any abatement or diminution of the payments required to be made by the Borrower pursuant to the Note or Section 5.1 hereof.

         Section 4.6. No Third Party Beneficiary. It is specifically agreed between the parties executing this Loan Agreement that it is not intended by any of the provisions of any part of this Loan Agreement to create the public or any member thereof, other than as may be expressly provided herein or as contemplated in the Indenture, a third party beneficiary hereunder, or to authorize anyone not a party to this Loan Agreement to maintain a suit for personal injuries or property damage pursuant to the terms or provisions of this Loan Agreement. The duties, obligations, and responsibilities of the parties to this Loan Agreement with respect to third parties shall remain as imposed by law.

                                   ARTICLE V

                 LOAN BY THE ISSUER TO THE BORROWER; REPAYMENT

         Section 5.1. Loan by the Issuer; Repayment. Upon the terms and conditions of this Loan Agreement, the Issuer shall lend to the Borrower the proceeds of the sale of the Bonds. The loan shall be evidenced by and repayable as set forth in the Note. The loan shall be made by depositing said proceeds in the Project Fund in accordance with the terms of the Indenture.

         As consideration for the issuance of the Bonds and the making of the loan to the Borrower by the Issuer, the Borrower will execute and deliver this Loan Agreement and the Note, in the form attached as Exhibit A hereto, and the Issuer will endorse the Note without recourse to the order of, and pledge the Note and assign this Loan Agreement and the Note to, the Trustee, as the assignee of the Issuer under the Indenture, contemporaneously with the issuance of the Bonds. The Borrower shall repay the loan in accordance with the provisions of the Note and of this Loan Agreement.


         Section 5.2. No Set-Off. The obligation of the Borrower to make the payments required by the Note shall be absolute and unconditional. The Borrower will pay without abatement, diminution or deduction (whether for taxes or otherwise) all such amounts regardless of any cause or circumstance whatsoever including, without limitation, any defense, set-off, recoupment or counterclaim that the Borrower may have or assert against the Issuer, the Trustee, the Paying Agent, the Project Fund Custodian, any Bondholder or any other Person.

         Section 5.3. Prepayments. The Borrower may prepay all or any part of the amounts the Note obligates it to pay as provided in Section 701 of the Indenture with respect to prepayment of the Bonds. Except as provided in this
Section 5.3 and in Section 4.4 and Article X hereof, the Borrower shall not be entitled to prepay the Note or cause the Bonds to be prepaid. The Borrower shall prepay all of the amounts it is required to prepay as provided Article X hereof.

         Section 5.4. Credits Against the Note. To the extent that principal of or interest on the Bonds shall be paid, including those payments made pursuant to a draw under a Credit Facility, there shall be credited against the unpaid principal of or interest on the Note, as the case may be, an amount equal to the principal of or interest on the Bonds so paid. If the principal of and interest on and other amounts payable under the Bonds shall have been paid sufficiently that Payment of the Bonds shall have occurred, then the Note, ipso facto, shall be deemed to have been paid in full, the Borrower's obligations thereon shall be discharged (with the exception of the obligation of the Borrower to make certain payments which may subsequently arise as a result of a Determination of Taxability which shall survive (notwithstanding Payment of the Bonds), and the Note shall be canceled and surrendered to the Borrower.

         Section 5.5. Letter of Credit and Reimbursement Agreement. As a further condition to the Issuer's making the loan hereunder, the Borrower shall:

         (a) cause the Letter of Credit to be issued and delivered to the Trustee as security for the Bonds. The Borrower shall cause a Credit Facility meeting the requirements of Section 603 of the Indenture to be maintained, at all times while the Bonds are outstanding, with the Trustee; and

         (b) enter into the Reimbursement Agreement in form and substance satisfactory to the Bank and execute and deliver the other Letter of Credit Documents required by the Bank.

                                   ARTICLE VI

                               GENERAL COVENANTS


         The provisions of Sections 6.1 and 6.2 shall become effective upon issuance of the Bonds. The provisions of Sections 6.3 through 6.9 shall become effective at such time as neither the Borrower nor the Bank has any further obligation under the Reimbursement Agreement or the Letter of Credit.

         Section 6.1. Maintenance and Modification of the Plant by Borrower. The Borrower agrees that, until Payment of the Bonds shall be made, it will at its own expense, (i) keep the Plant and the Project Site or cause the Plant and the Project Site to be kept in as reasonably safe condition as its operations shall permit, (ii) make or cause to be made from time to time all necessary repairs thereto and renewals and replacements thereof and otherwise keep the Plant in good repair and in good operating condition and (iii) not permit or suffer others to commit a nuisance on or about the Plant or the Project Site. The Borrower shall pay or cause to be paid all costs and expenses of operation and maintenance of the Plant.

         The Borrower may, at its own expense, make from time to time any additions, modifications or improvements to the Plant that it may deem desirable for its business purposes and that do not materially impair the effective use, or decrease the value, of the Project.

         Section 6.2. Taxes and Utility Charges.

         (a) The Borrower shall pay as the same respectively become due, all taxes, assessments, levies, claims and charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Project (including, without limiting the generality of the foregoing, any tax upon or with respect to the income or profits of the Borrower from the Plant and that, if not paid, would become a charge on the payments to be made under this Loan Agreement or the Note prior to or on a parity with the charge thereof created by the Indenture and including ad valorem, sales and excise taxes, assessments and charges upon the Borrower's interest in the Plant), all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project and all assessments and charges lawfully made by any governmental body for public improvements that may be secured by lien on any portion of the Project.

         (b) The Borrower may, at its expense, contest in good faith any such levy, tax, assessment, claim or other charge, but the Borrower may permit the items so contested to remain undischarged and unsatisfied during the period of such contest and any appeal therefrom only if the Borrower shall notify the Issuer and the Trustee that in the opinion of Counsel, in form satisfactory to the Issuer and the Trustee, by non-payment of any such items, the rights of the Trustee with respect to this Loan Agreement and the Note created by the assignment under the Indenture, as to the rights assigned under this Loan Agreement, or any part of the payments to be made under this Loan Agreement or the Note, will not be materially endangered nor will the Project or any part thereof be subject to loss or forfeiture. If the Borrower is unable to deliver such an opinion of Counsel, the Borrower shall promptly pay or bond and cause to be satisfied or discharged all such unpaid items or furnish, at the expense of the Borrower, indemnity satisfactory to the Trustee; but provided further, that any tax assessment, charge, levy or claim shall be paid forthwith upon the commencement of proceedings to foreclose any lien securing the same. The Issuer and the Trustee, at the expense of the Borrower, will cooperate fully in any such permitted contest. If the Borrower shall fail to pay any of the foregoing items, the Issuer or the Trustee may (but shall be under no obligation to) pay the same and any amounts so advanced therefor by the Issuer or the Trustee shall become an additional obligation of the Borrower to the one making the advancement, which amounts, together with interest thereon at the Overdue Rate, or the maximum contract rate permitted by law, whichever is lower, from the date of payment, the Borrower agrees to pay on demand therefor.

         (c) The Borrower shall furnish the Issuer, the Credit Facility Issuer and the Trustee, upon request, with proof of payment of any taxes, governmental charges, utility charges, insurance premiums or other charges required to be paid by the Borrower under this Loan Agreement.

         Section 6.3. Insurance. Until Payment of the Bonds shall be made in full, the Borrower will keep the Plant and the Project Site continuously insured against such risks as are customarily insured against by businesses of like size and type engaged in the same or similar operations (other than business interruption insurance) including, without limiting the generality of the foregoing:

         (a) casualty insurance on the Plant in an amount not less than the full insurable value of all property located at, and all improvements to, the Project Site, against loss or damage by fire and lightning and other hazards ordinarily included under uniform broad form extended coverage policies, limited only as may be provided in the uniform broad form of extended coverage endorsement. at the time in use in the State;

         (b) general comprehensive liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Plant or the Project Site (such coverage to include provisions waiving subrogation against the Issuer and the Trustee) in amounts not less than $1,000,000 with respect to bodily injury to any one person, $1,000,000 with respect to bodily injury to two or more persons in any one accident and $1,000,000, with respect to property damage resulting from any one occurrence;

         (c) liability insurance with respect to the Plant and the Project Site under the workers' compensation laws of the State; provided, however, that the insurance so required may be provided by blanket policies now or hereafter maintained by the Borrower; and

         (d) if at any time any portion of the Project Site is in an area that has been identified by the Secretary of Housing and Urban Development as having special flood and mud slide hazards, a policy of flood insurance covering improvements located on such portion of the Project Site with amounts and coverage satisfactory to the Trustee.

         Section 6.4. General Requirements Applicable to Insurance.

         (a) Each insurance policy obtained in satisfaction of the requirements of Section 6.3 hereof:

                  (i) shall be by such insurer (or insurers) as shall be financially responsible, qualified to do business in the State and of recognized standing;

                  (ii) shall be in such form and have such provisions (including, without limitation, the lenders long-form loss payable clause, the waiver of subrogation clause, the deductible amount, if any, and the standard mortgagee endorsement clause), as are generally considered standard provisions for the type of insurance involved and are acceptable in all respects to the Trustee;

                  (iii) shall prohibit cancellation or substantial modification, termination or lapse in coverage by the insurer without at least 30 days' prior written notice to the Issuer and the Trustee;

                  (iv) shall provide that losses thereunder shall be adjusted with the insurer by the Borrower at its expense on behalf of the insured parties and the decision of the Borrower as to any adjustment shall be final and conclusive; and

                  (v) without limiting the generality of the foregoing, all insurance policies carried on the Plant shall name the Borrower, the Issuer and the Trustee as parties insured thereunder as the respective interests of each may appear, and any loss thereunder shall be made payable and shall be applied as provided in Section 6.8 hereof.

         (b) Prior to expiration of any such policy, the Borrower shall furnish the Trustee with evidence satisfactory to the Trustee that the policy or certificate has been renewed or replaced in compliance with this Loan Agreement or is no longer required by this Loan Agreement.

         Section 6.5. Advances by the Issuer or the Trustee. In the event the Borrower shall fail to maintain, or cause to be maintained, the full insurance coverage required by this Loan Agreement or shall fail to keep or cause to be kept the Plant in good repair and good operating condition, the Issuer or the Trustee may (but shall be under no obligation to), after 10 days' written notice to the Borrower, contract for the required policies of insurance and pay the premiums on the same and make any required repairs, renewals and replacements, and the Borrower agrees to reimburse the Issuer and the Trustee to the extent of the amounts so advanced by them or any of them with interest thereon at the Overdue Rate or the maximum rate permitted by law, whichever is lower, from the date of advance to the date of reimbursement. Any amounts so advanced by the Issuer or the Trustee shall become an additional obligation of the Borrower, shall be payable on demand, and shall be deemed a part of the obligation of the Borrower evidenced by the Note.

         Section 6.6. Borrower to Make up Deficiency in Insurance Coverage. The Borrower agrees that to the extent that it shall not carry insurance required by Section 6.3 hereof, it shall pay promptly to the Trustee for application in accordance with the provisions of Section 6.8 hereof, such amount as would have been received as Net Proceeds by the Trustee under the provisions of Section
6.8 hereof had such insurance been carried to the extent required.

         Section 6.7. Eminent Domain. Unless the Borrower shall have prepaid the Note pursuant to the provisions of Article X hereof, in the event that title to, or temporary use of, the Project Site, the Plant or any part thereof shall be taken by Eminent Domain, the Borrower shall be obligated to continue to make the payments required to be made pursuant to the Note and the Net Proceeds received as a result of such Eminent Domain shall be applied as provided in Section 6.8(b) hereof.

         Section 6.8. Application of Net Proceeds of Insurance and Eminent
Domain.

         (a) The Net Proceeds of the insurance carried pursuant to the provisions of Sections 6.3(b) and 6.3(c) hereof shall be applied by the Borrower toward extinguishment of the defect or claim or satisfaction of the liability with respect to which such insurance proceeds may be paid.

         (b) The Net Proceeds of the insurance carried with respect to the Plant pursuant to the provisions of Sections 6.3(a) and 6.3(d) hereof (excluding the Net Proceeds of any business interruption insurance, which shall be paid to the Borrower), and the Net Proceeds resulting from Eminent Domain shall be paid to the Trustee and applied as follows:

                  (i) If the amount of the Net Proceeds does not exceed $100,000, the Net Proceeds shall be paid to the Borrower and shall be applied to the repair, replacement, renewal or improvement of the Plant as necessary.

                  (ii) If the amount of the Net Proceeds exceeds $100,000, the Net Proceeds shall be paid to and held by the Trustee as a special trust fund and invested in accordance with Section 602 of the Indenture pending receipt of written instructions from the Borrower. At the option of the Borrower, to be exercised within the period of 90 days from the receipt by the Trustee of such Net Proceeds, the Borrower shall advise the Trustee that (A) the Borrower will use the Net Proceeds for the repair, replacement, renewal or improvement of the Plant (such funds to be delivered by the Trustee to the Borrower), or (B) the Net Proceeds shall be applied to the prepayment of the Bonds as provided in Article X hereof. If the Borrower does not advise the Trustee within said period of 90 days that it elects to proceed under clause (A) to use such Net Proceeds for the repair, replacement, renewal or improvement of the Plant, such Net Proceeds shall be applied to the prepayment of the bonds pursuant to Article X hereof. Any prepayment pursuant to the preceding sentence shall be effected on the next interest payment date not less than 45 days after the earlier of notice of the Borrower's election to prepay the Bonds or expiration of said period of 90 days without an election by the Borrower.

         The Borrower agrees that if it shall elect to use the moneys paid to the Trustee pursuant to subsection (b)(ii) of this Section 6.8 for the repair, replacement, renewal or improvement of the Plant, it will restore the Plant, or cause the same to be done, to a condition substantially equivalent to its condition prior to the occurrence of the event to which the Net Proceeds were attributable. To the extent that the Net Proceeds are not sufficient to restore or replace the Plant, the Borrower shall use its own funds to restore or replace the Plant. Prior to the commencement of such work, the Trustee may require the Borrower to furnish a completion bond, escrow deposit, or other satisfactory evidence of the Borrower's ability to pay or provide for the payment of any estimated costs in excess of the amount of the Net Proceeds. Any balance remaining after any such application of such Net Proceeds shall be paid to the Borrower. The Borrower shall be entitled to the Net Proceeds of any insurance or resulting from Eminent Domain relating to property of the Borrower not included in the Plant or the Project Site and not providing security for the Note or this Loan Agreement.

         Section 6.9. Parties to Give Notice. In case of any material damage to or destruction of all or any part of the Plant, the Borrower shall give prompt notice thereof to the Issuer, the Paying Agent and the Trustee. In case of a taking or proposed taking of all or any part of the Plant, the Project Site or any right therein by Eminent Domain, the Borrower shall give prompt notice thereof to the Issuer, the Paying Agent and the Trustee. Each such notice shall describe generally the nature and extent of such damage, destruction, taking, loss, proceeding or negotiations.

                                  ARTICLE VII

                               SPECIAL COVENANTS

         Section 7.1. Access to the Project and Inspection. The Credit Facility Issuer, the Trustee, the Paying Agent and the Issuer and their duly authorized agents shall have the right, at all reasonable times upon the furnishing of reasonable notice to the Borrower under the circumstances, to enter upon the Project Site and to examine and inspect the Plant and the Equipment. The Trustee, the Credit Facility Issuer, the Paying Agent, the Issuer and their duly authorized agents shall also have such right of access to the Project as may be reasonably necessary to cause to be completed the construction, acquisition and installation of the Project, and thereafter for its proper maintenance, in the event of failure by the Borrower to perform its obligations relating to maintenance under this Loan Agreement. The Borrower hereby covenants to execute, acknowledge and deliver all such further documents, and do all such other acts and things as may be necessary to grant to the Issuer, the Credit Facility Issuer, the Paying Agent, the Trustee and their duly authorized agents such right of entry. The Issuer, the Credit Issuer, the Trustee, the Paying Agent and their duly authorized agents shall also be permitted, at all reasonable times, to examine the books and records of the Borrower with respect to the Project and the obligations of the Borrower hereunder, but none of them shall be entitled to access to trade secrets or other proprietary information (other than financial information) of the Borrower.

         Section 7.2. Further Assurances and Corrective Instruments. Subject to the provisions of the Indenture, the Issuer and the Borrower agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements and amendments hereto and such further instruments as may reasonably be required for carrying out the intention or facilitating the performance of this Loan Agreement. All such supplements, amendments and further instruments shall require the approval of the Credit Facility Issuer.

         Section 7.3. Recording and Filing; Other Instruments.

         (a) The Borrower covenants that it will, at its expense, cause Counsel in the State to take all steps as are reasonably necessary to render an opinion, in form satisfactory to the Issuer and the Trustee, and to render an opinion to the Issuer and the Trustee not earlier than 60 days nor later than 30 days prior to each anniversary date occurring at five-year intervals after the issuance of the Bonds, to the effect that all financing statements, continuation statements, notices and other instruments required by applicable law have been recorded or filed or re-recorded or re-filed in such manner and in such places required by law in order fully to preserve and protect the rights of the Trustee in the granting by the Issuer of certain rights of the Issuer, pursuant to the Indenture, under this Loan Agreement and the Note.

         (b) The Borrower and the Issuer shall execute and deliver all instruments and shall furnish all information and evidence deemed necessary or advisable by such Counsel to enable him to render the opinion referred to in subsection (a) of this Section. The Borrower shall file and re-file and record and re-record or cause to be filed and re-filed and recorded and re-recorded all instruments required to be filed and re-filed and recorded or re-recorded pursuant to the opinion of such Counsel and shall continue or cause to be continued the liens of such instruments for so long as the Bonds shall be outstanding, except as otherwise required by this Agreement.

         Section 7.4. Non-Arbitrage Covenants: Notice of Event of Taxability.

         (a) Neither the Borrower nor the Issuer shall take any action nor fail to take any action, and the Borrower covenants that it will not approve the taking any action or making any investment or use of the proceeds of the Bonds by the Trustee or the Project Fund Custodian, which would cause any of the Bonds to be an "arbitrage bond" within the meaning of Section 148 of the Code and applicable regulations thereunder.

         (b) The Borrower's obligation to make any payments of rebate amounts required by this Loan Agreement and the Indenture and to prepare and furnish to the Issuer and the Trustee the statements and forms described herein and therein shall survive Payment of the Bonds notwithstanding any provision of this Loan Agreement to the contrary.

         (c) The Borrower shall give immediate telephonic notice, promptly confirmed in writing, to the Issuer, the Paying Agent and the Trustee of any Event of Taxability whether the Borrower is on Notice of such Event of Taxability by its own filing of any statement, tax schedule, return or document with the Internal Revenue Service which discloses that an Event of Taxability shall have occurred, by its receipt of any oral or written advice from the Internal Revenue Service that an Event of Taxability shall have occurred, or otherwise.

         Section 7.5. Administrative Expenses. The Borrower shall pay to or for the account of the Issuer within 30 days after notice thereof all reasonable costs and expenses incurred by the Issuer in connection with the financing and administration of the Project, including, without limitation, any fees associated with the calculation of rebate, except such as may be paid out of the proceeds of the Bonds, including, without limitation, the costs of administering this Loan Agreement and the fees and expenses of attorneys, consultants and others.

         Section 7.6. Indemnity Against Claims. The Borrower will pay and discharge and will indemnify and hold harmless the Issuer, the Trustee and the Paying Agent from (a) any lien or charge upon amounts payable hereunder by the Borrower to the Issuer (other than the lien of the Indenture), and (b) any taxes, assessments, impositions and other charges in respect of the Project Site, the Plant or the Equipment. If any claim of any such lien or charge upon payments, or any such taxes, assessments, impositions or other charges, are sought to be imposed, the Issuer, the Trustee or the Paying Agent, as the case may be, will give prompt notice to the Borrower, and the Borrower shall have the sole right and duty to assume, and shall assume, the defense thereof, with full power to litigate, compromise or settle the same in its sole discretion.

         Section 7.7. Release and Indemnification. The Borrower shall at all times protect and hold the Issuer, the Governing Board, the Local Government

Commission, the Paying Agent, the Trustee and their respective members, officers, employees and agents harmless against any claims or liability resulting from any loss or damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever pertaining to the Project, the Project Site, the Plant and the Equipment or the use thereof, including without limitation any lease thereof or assignment of its interest in this Agreement, such indemnification to include reasonable expenses and attorneys' fees incurred by the Issuer, the Governing Board, the Local Government Commission, the Paying Agent, the Trustee and their respective members, officers, employees and agents in connection therewith, provided that such indemnity shall be effective only to the extent of any loss that may be sustained by the Issuer, the Governing Board, the Local Government Commission, the Paying Agent, the Trustee or their respective members, officers, employees and agents in excess of the Net Proceeds received by it or them from any insurance carrier with respect to such loss and provided further that the benefits of this Section 7.7 shall not inure to any person other than the Issuer, the Governing Board, the Local Government Commission, the Paying Agent, the Trustee or their respective members, officers, employees and agents.

         The Borrower shall also at all times protect and hold the Local Government Commission and its respective members, officers, employees and agents harmless against any claims or liability resulting from the transaction contemplated by this Loan Agreement and the Indenture, such indemnification to include reasonable expenses and attorneys, fees incurred by the Local Government Commission and its respective members, officers, employees and agents in connection therewith.

         Section 7.8. Additional Information. Until Payment of the Bonds shall have occurred, the Borrower shall promptly, from time to time, deliver to the Trustee and the Paying Agent such information regarding the operations, business affairs and financial condition of the Borrower as the Trustee or the Paying Agent may reasonably request. The Trustee and the Paying Agent are hereby authorized to deliver a copy of any such financial information delivered hereunder, or otherwise obtained by the Trustee, to any Bondholder or prospective Bondholder, to any regulatory authority having jurisdiction over the Trustee and to any other Person as may be required by law. The Issuer, the Paying Agent and the Trustee are authorized to provide information concerning the outstanding principal amount and payment history of, and other information pertaining to, the Bonds or the Note to any agency or regulatory authority of the State requesting such information.

         Section 7.9. Corporate Existence, Sale of Assets, Consolidation or Merger. Unless the Trustee and the Issuer consent in writing, such consent not to be unreasonably withheld, the Borrower will maintain its corporate existence, will not dissolve or otherwise dispose of all or substantially all of its assets and will not enter into any transaction of merger or consolidation; provided that, if a Reimbursement Agreement is in effect, the Trustee shall consent to such action if it is permitted by the terms of the Reimbursement Agreement. If the Reimbursement Agreement permits such action, the Borrower shall promptly notify the Trustee thereof.

         Section 7.10. Default Certificates. The Borrower shall deliver to the Trustee annually, within 120 days of the close of each fiscal year, a certificate that no Event of Default hereunder or under the Note, the Indenture, or the Reimbursement Agreement, or an event which would constitute such an Event of Default but for the requirement that notice be given or time elapse or both has occurred and is continuing, or if such an event has occurred or is continuing, a certificate of the Borrower specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto.

         Section 7.11. Notification to Trustee. The Borrower shall notify the Trustee in writing promptly, but in any event within five Business Days, of the occurrence of any of the following, with respect to the Borrower:

                    (i) any levy of an attachment, execution or other process against its assets, which may materially adversely affect the financial condition or operation of the Borrower;

                  (ii) any change in any existing agreement or contract which may materially adversely affect its business or affairs, financial or otherwise; and

                  (iii) any change in the ownership or control of the Borrower.

         Section 7.12. Additional Reporting Requirements. The Borrower shall deliver on or prior to September 30 of each year to the Issuer, the Local Government Commission, the Paying Agent and the Trustee a certificate stating the principal amount of the Bonds outstanding and the Registered Owners of such Bonds as of June 30 of such year.

         Section 7.13. Observe Laws. The Borrower shall observe all applicable laws, regulations and other valid requirements of any regulatory authority with respect to the operations at the Plant and the Project Site.

                                  ARTICLE VIII

                        ASSIGNMENT, LEASING AND SELLING

         Section 8.1. Assignment of Loan Agreement or Lease or Sale of Project by the Borrower. Except with the prior written consent of the Issuer, the Credit Facility Issuer and the Trustee, the rights of the Borrower under this Loan Agreement may not be assigned, and the Project may not be leased or sold as a whole or in part. Following any approved lease, sale or other disposition of the Project, the Project must continue to be operated in compliance with the Bond Documents as an "industrial project for industry" within the meaning of the Act, so long as any of the Bonds are outstanding. The Borrower shall continue to be responsible for its liabilities and obligations under this Loan Agreement after any lease, sale or other disposition of the Project, except with the prior written consent of the Issuer, the Credit Facility Issuer, the Trustee and the Local Government Commission.

         Section 8.2. Restrictions on Transfer of Issuer's Rights. Except for the assignment made pursuant to the Indenture of certain of its rights under this Loan Agreement and its pledge of the Note, endorsed without recourse to the order of the Trustee, to the Trustee as security pursuant to the Indenture, the Issuer will not, during the term of this Loan Agreement, sell, assign, transfer or convey any of its interests in this Loan Agreement or the Note. The Borrower hereby assents to such assignment and pledge of the Issuer's rights under the Loan Agreement and the pledge of the Note to the Trustee.

                                   ARTICLE IX

                         EVENTS OF DEFAULT AND REMEDIES

         Section 9.1. Events of Default Defined. The term "Event of Default" shall mean any one or more of the following events:

         (a) The failure by the Borrower to pay when due any payment of principal or interest on or other amount payable under the Note.

         (b) The failure of the Issuer to pay when due any payment of principal of or interest on or other amount payable under the Bonds.

         (c) The failure of the Borrower to perform any of its obligations under Sections 7.4, 7.11 or 7.12 hereof.

         (d) The occurrence of an "Event of Default" or "event of default" under any of the other Bond Documents or the Letter of Credit Documents.

         (e) Any representation or warranty of the Borrower contained in
Section 2.2 hereof, or in any document, instrument or certificate delivered pursuant hereto or to the Indenture or in connection with the issuance and sale of the Bonds, including but not limited to the Tax Certificate, shall be false, misleading or incomplete in any material respect on the date as of which made.

         (f) Failure by the Borrower to observe and perform any covenant, condition or agreement on the part of the Borrower under the Note or this Loan Agreement, other than as referred to in the preceding paragraphs of this
Section 9.1, for a period of 30 days after written notice, specifying such failure and requesting that it be remedied, is given to the Borrower by the Issuer or the Trustee.

         (g) The commencement against the Borrower of an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or of any action or proceeding for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the

Borrower or for any substantial part of its property, or for the winding-up or liquidation of its affairs and the continuance of any such case, action, or proceeding unstayed and in effect for a period of 60 consecutive days.

         (h) The commencement by the Borrower of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it to, or its acquiescence in the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or of any substantial part of its property, or the making by it of or the consent by it to any assignment for the benefit of creditors, or the taking of any action by the Borrower in furtherance of any of the foregoing.

         (i) Failure by the Borrower to pay, when due or within any applicable grace period, any amount owing on account of indebtedness for money borrowed or for deferred purchases of property, or the failure by the Borrower to observe or perform any covenant or undertaking on its part to be observed or performed in any agreement evidencing, securing or relating to such indebtedness, if the effect of such default is to cause, or permit the holder or holders of such obligation (or a trustee for such holder or holders) to cause such obligation to become due prior to its stated maturity and the acceleration of such obligation would have a material and adverse effect on the business or financial condition of the Borrower and its subsidiaries as a whole.

         (j) The entry of a judgment or decree against the Borrower in an amount in excess of $100,000 which remains undischarged and unstayed for a period of 30 consecutive days.

         Section 9.2. Remedies on Default. If Payment of the Bonds shall not have been made, whenever any Event of Default referred to in Section 9.1 hereof shall have happened and shall not have been cured or waived:

         (a) The Issuer, or the Trustee on behalf of the Issuer, may by written notice declare all installments of principal repayable pursuant to the Note for the remainder of the term thereof to be immediately due and payable, whereupon the same, together with accrued interest thereon as provided for in the Note, shall become immediately due and payable without presentment, demand, protest or any other notice whatsoever, all of which are hereby expressly waived by the Borrower; provided, however, all such amounts shall automatically be and become immediately due and payable without notice upon the occurrence of any event described in Section 9.1(g) or 9.1(h) hereof, which notice the Borrower hereby expressly waives.

         (b) The Issuer may take whatever other action at law or in equity may appear necessary or desirable to collect the amounts payable pursuant to the Note then due and thereafter to become due, or to enforce the performance and observance of any obligation, agreement or covenant of the Borrower under this Loan Agreement or under any of the other Bond Documents.

         In the enforcement of the remedies provided in this Section 9.2, the Issuer may treat all reasonable expenses of enforcement, including, without limitation, legal, accounting and advertising fees and expenses, as additional amounts payable by the Borrower then due and owing and the Borrower agrees to pay such additional amounts upon demand, the amount of such legal fees to be without regard to any statutory presumption.

         Section 9.3. Application of Amounts Realized in Enforcement of Remedies. Any amounts collected pursuant to action taken under Section 9.2 hereof shall be paid to the Trustee and applied to the payment of, first, any costs, expenses and fees incurred by the Issuer and the Trustee as a result of taking such action; second, any interest which shall have accrued on any overdue interest and any accrued interest on any overdue principal of the Bonds at the rate set forth in the Bonds; third, any overdue interest on the Bonds; fourth, any overdue principal of the Bonds; fifth, the outstanding principal balance of the Bonds; and sixth, if Payment of the Bonds shall have been made, all remaining moneys as set forth in Article IX of the Indenture.

         Section 9.4. No Remedy Exclusive. No remedy herein conferred upon or reserved to the Issuer is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Loan Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

         Section 9.5. Agreement to Pay Attorneys' Fees and Expenses. In any Event of Default, if the Issuer, the Trustee, the Paying Agent, the Credit Facility Issuer or any Bondholder employs attorneys or incurs other expenses for the collection of amounts payable hereunder or for the enforcement of the performance or observance of any covenants or agreements on the part of the Borrower contained herein or in the Indenture (in the case of the Issuer, the Trustee, the Paying Agent or the Credit Facility Issuer) or contained in the Indenture (on the part of any Bondholder), the Borrower agrees that it will on demand therefor pay to the Issuer, the Trustee, the Paying Agent, the Credit Facility Issuer or such Bondholder the reasonable fees of such attorneys and such other reasonable expenses so incurred by the Issuer, the Trustee, the Paying Agent, the Credit Facility Issuer or such Bondholder, the amount of such fees of attorneys to be without regard to any statutory presumption.

         Section 9.6. Correlative Waivers. If an event of default under Section 901 of the Indenture shall be cured or waived and any remedial action by the

Trustee rescinded, any correlative default under this Loan Agreement shall be deemed to have been cured or waived.

                                   ARTICLE X

                                  PREPAYMENTS

         Section 10.1. Optional Prepayments.

         (a) The Borrower is hereby granted, and shall have, the option to prepay the unpaid principal of the Note in whole or in part in accordance with and as set forth in Section 701 of the Indenture with respect to the prepayment of the Bonds; provided, all prepayments shall be made in immediately available funds and with accrued interest to the date of prepayment and that any prepayment of the Note in part shall be applied to unpaid installments of principal in inverse order of maturity. Any prepayment pursuant to this subsection (a) shall be made by the Borrower taking, or causing the Issuer to take, the actions required (i) for Payment of the Bonds, in the case of prepayment of the Note in whole, or (ii) to effect prepayment of less than all of the Bonds according to their terms in the case of a partial prepayment of the Note.

         (b) In the event of damage, destruction, or condemnation of the Plant or any part thereof, the Borrower may, at its option, pursuant to Section 6.8 hereof (if it is then effective) and without penalty or premium, prepay the
Note in whole or in part; provided that any such prepayment shall be made in immediately available funds with accrued interest to the date of whole or partial prepayment. Any prepayment pursuant to this subsection (b) shall be made by the Borrower taking, or causing the Issuer to take, the actions required for the full or partial prepayment of the Bond as provided for in subsection (a) hereof.

         (c) To exercise the option granted in subsection (a) or (b) of this
Section 10.1, the Borrower shall give written notice to the Issuer, the Paying Agent and the Trustee which shall specify therein (i) the date of the intended prepayment of the Note, which shall not be less than 30 nor more than 60 days from the date the notice is mailed and (ii) the principal amount of the Note to be prepaid. When given such notice shall be irrevocable by the Borrower.

         Section 10.2. Mandatory Prepayments.

         (a) In the event of a Determination of Taxability, the Borrower shall, on a date selected by the Borrower not more than 180 days following the date of written notice to the Trustee of a Determination of Taxability, prepay the entire unpaid principal balance of the Note in full, plus accrued interest to such date. Immediately upon the occurrence of a Determination of Taxability, the Borrower shall notify the Issuer, the Trustee and the Paying Agent of the date selected for payment pursuant to this Section 10.2.

         (b) If any Credit Facility is not renewed and an Alternate Credit

Facility has not been provided in accordance with Section 603 of the Indenture, the Borrower shall on or before the Interest Payment Date occurring closest but not less than 15 days prior to the expiration date of the then current Credit Facility, prepay the entire unpaid principal balance of the Note in full. During the Fixed Rate Period, the Borrower shall on or before the Interest Payment Date occurring closest to but not less than 15 days prior to the expiration date of the then current Credit Facility, prepay the entire unpaid principal balance of the Note in full unless (1) the then current Credit Facility is renewed or (2) an Alternate Credit Facility has been provided in accordance with Article VI hereof. If payment of the Note is required pursuant to this paragraph, the Borrower shall promptly notify the Issuer, the Trustee and the Paying Agent of the date selected for such payment.

         (c) In the event of a Cessation of Operation of the Project by the Borrower (or an assignee, lessee or buyer pursuant to Section 8.1 hereof), the Borrower shall, on a date selected by the Borrower within 90 days after the date of the Cessation of Operation, pay to or for the account of the then Bondholders the entire unpaid principal balance of the Note, if any, outstanding at the date of payment hereunder, plus accrued interest thereon to the date of such payment plus all other amounts otherwise due under the Note and the Bonds.

         Section 10.3. Other Mandatory Prepayments. The amounts required to be applied to the prepayment of the Note by Sections 4.4, 5.3 and 6.8 hereof shall be applied by the Borrower to prepay, together with accrued interest, all or a portion of the unpaid principal of the Note. Such prepayment shall be made by the Borrower taking, or causing the Issuer to take, the actions required (i) for payment of the Bonds, whether by redemption prior to the maturity or by payment at maturity, or (ii) to effect the purchase, redemption or payment at maturity of less than all of the installments of principal on the Bonds in inverse order of their maturities. Any amounts required to be paid pursuant to
Section 6.8 that would result in the redemption or purchase of Bonds in amounts less than $5,000 shall be paid into the Loan Repayments Account of the Bond Fund.

                                   ARTICLE XI

                                 MISCELLANEOUS

         Section 11.1. References to the Bonds Ineffective After Bonds Paid. Upon payment of the Bonds, all references in this Loan Agreement to the Bonds shall be ineffective and the Issuer and any holder of the Bonds shall not thereafter have any rights hereunder, excepting reporting and payment of rebate amounts and other payments under the Tax Certificate.

         Section 11.2. No Implied Waiver. In the event any agreement contained in the Note or this Loan Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach thereunder or hereunder. Neither any failure nor any delay on the part of the Trustee to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege.

         Section 11.3. Issuer Representative. Whenever under the provisions of this Loan Agreement the approval of the Issuer is required or the Issuer is required to take some action at the request of the Borrower, such approval shall be made, if at all, or such action shall be taken, if at all, by the Issuer Representative; and the Borrower, the Trustee, the Paying Agent and the Bondholders shall be authorized to rely on any such approval or action.

         Section 11.4. Borrower Representative. Whenever under the provisions of this Loan Agreement the approval of the Borrower is required or the Borrower is required to take some action at the request of the Issuer, such approval shall be made or such action shall be taken by the Borrower Representative; and the Issuer, the Trustee, the Paying Agent and the Bondholders shall be authorized to act on any such approval or action.

         Section 11.5. Notices. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when delivered by hand delivery or mailed by first class, postage prepaid, registered or certified mail, addressed as follows:

         If to the Issuer:       The Buncombe County Industrial Facilities and
                                    Pollution Control Financing Authority
                                 One Oak Plaza
                                 Suite 308
                                 Asheville, North Carolina 28801
                                 Attention: Stanford K. Clontz, Esq.

         If to the Borrower:     Medical Action Industries Inc.
                                 150 Motor Parkway
                                 Suite 205
                                 Hauppauge, New York 11788
                                 Attention: Richard G. Satin, Esq.

         If to the
         Paying Agent:           First Union National Bank
                                 230 South Tryon Street, 9th Floor
                                 Charlotte, North Carolina 28288-1179

                                 Attention: Corporate Trust Bond Administration

         If to the Trustee:      Branch Banking and Trust Company
                                 223 West Nash Street
                                 Wilson, North Carolina 27894-1847
                                 Attention: Corporate Trust Department

         If to the Bank:         First Union National Bank
                                 Two First Union Center
                                 Charlotte, North Carolina 28288-0742
                                 Attention: International Operations

     The Issuer, the Borrower, the Paying Agent, the Bank or the Trustee may, by notice given hereunder, designate from time to time any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

         Section 11.6. If Payment or Performance Date Is Other Than a Business Day. If the specified or last date for the making of any payment, the performance of any act or the exercising of any right, as provided in this Loan Agreement, shall be a day other than a Business Day, such payment may be made or act performed or right exercised on the next succeeding Business Day with the same effect as if made, performed or exercised on the specified date; provided that interest shall accrue during any such period during which payment shall not occur.

         Section 11.7. Binding Effect. This Loan Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Borrower and their respective successors and assigns.

         Section 11.8. Severability. In the event any provision of this Loan Agreement or the Note shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof or thereof.

         Section 11.9. Amendments, Changes and Modifications. Subsequent to the issuance of the Bonds and prior to Payment of the Bonds, this Loan Agreement and the other Bond Documents may not be effectively amended, changed, modified, altered or terminated except in accordance with the Indenture.

         Section 11.10. Execution in Counterparts. This Loan Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument, and no one counterpart of which need be executed by all parties, except that, to the extent that this Loan Agreement shall constitute personal property under the Uniform Commercial Code of North Carolina, no security interest in this Loan Agreement may be created or perfected through the transfer or possession of any counterpart of this Loan Agreement other than the original counterpart, which shall be the counterpart containing the receipt therefor executed by the Trustee following the signatures to this Loan Agreement.

         Section 11.11. Applicable Law. This Loan Agreement shall be governed by and construed in accordance with the laws of the State.

         Section 11.12. No Charge Against Issuer Credit. No provision hereof shall be construed to impose a charge against the general credit of the Issuer or any personal or pecuniary liability upon any commissioner, official, employee or agent of the Issuer.

         Section 11.13. Issuer and Local Government Commission Not Liable. Notwithstanding any other provision of this Loan Agreement (a) neither the Issuer nor the Local Government Commission shall be liable to the Borrower, the Trustee, the Paying Agent, any Bondholder or any other Person for any failure of the Issuer or the Local Government Commission to take action under this Loan Agreement unless the Issuer or the Local Government Commission (i) is requested in writing by an appropriate Person to take such action, (ii) is assured of payment of or reimbursement for any expense in such action, and (iii) is afforded, under the existing circumstances, a reasonable period to take such action, and (b) except with respect to any action for specific performance or any action in the nature of a prohibitory or mandatory injunction, neither the Issuer, the Local Government Commission nor any commissioner of either nor any other official, employee or agent of either shall be liable to the Borrower, the Trustee, the Paying Agent, any Bondholder or any other Person for any action taken by the Issuer or by its officers, servants, agents or employees, or for any failure to take action under this Loan Agreement or the other Bond Documents to which the Issuer is a party. In acting under this Loan Agreement, or in refraining from acting under this Loan Agreement, the Issuer and the Local Government Commission may conclusively rely on the advice of their respective counsel.

         Section 11.14. Expenses. The Borrower agrees to pay all reasonable fees and expenses incurred in connection with the preparation, execution, delivery, modification, waiver, and amendment of this Loan Agreement, the other Bond Documents and related documents, and the fees and expenses of Bond Counsel, Counsel for the Issuer and, in connection with any amendments, any Counsel, if any, for any Bondholder who owns more than 25% of the aggregate principal amount of the Bonds Outstanding. The Borrower also agrees to pay all expenses incurred by the Trustee or the Issuer in collection of any indebtedness incurred hereunder in the Event of Default by the Borrower, provided that the amount of any legal fees so incurred shall be without regard to any statutory presumption.

         Section 11.15. Amounts Remaining with the Trustee or Paying Agent. Any amounts remaining in the Bond Fund or otherwise in trust with the Trustee or the Paying Agent under the Indenture or this Loan Agreement shall, after Payment of the Bonds and all Administrative Expenses in accordance with this Loan Agreement, be disbursed by the Trustee or the Paying Agent in accordance with the provisions of the Indenture or otherwise as may be required by law.


         IN WITNESS WHEREOF, the Issuer and the Borrower have caused this Loan Agreement to be duly executed in their respective legal names, all as of the date first above written.

                                              THE BUNCOMBE COUNTY INDUSTRIAL
                                              FACILITIES AND POLLUTION CONTROL
                                              FINANCING AUTHORITY, the Issuer

                                              By:_____________________________
                                              Title:__________________________


                                              MEDICAL ACTION INDUSTRIES INC.,
                                              the Borrower

                                              By:_____________________________
                                              Title:__________________________

                                    RECEIPT

Receipt of the foregoing original counterpart of the Loan Agreement, dated as of July 1, 1997 between The Buncombe County Industrial Facilities and Pollution Control Financing Authority, as Issuer, and Medical Action Industries Inc., as Borrower, is hereby acknowledged.

                                             BRANCH BANKING AND TRUST COMPANY,
                                             as Trustee

                                             By:______________________________
                                             Title:___________________________

                                   EXHIBIT A

AFTER THE ENDORSEMENT OF THIS NOTE AS HEREIN PROVIDED, THIS NOTE MAY NOT BE ASSIGNED, PLEDGED, ENDORSED OR OTHERWISE TRANSFERRED EXCEPT TO A SUCCESSOR OF THE TRUSTEE UNDER THE TRUST INDENTURE REFERRED TO IN THE LOAN AGREEMENT REFERRED TO HEREIN.

                                PROMISSORY NOTE

$5,500,000                                                        July 1, 1997

         FOR VALUE RECEIVED, Medical Action Industries Inc., a Delaware corporation (the "Borrower"), by this promissory note promises to pay to the order of The Buncombe County Industrial Facilities and Pollution Control Financing Authority (the "Issuer") the principal sum of Five and One-Half Million Dollars ($5,500,000) which principal amount shall be due and payable in 60 consecutive quarterly installments on each October 1, January 1, April 1 and July 1, commencing October 1, 1998, as more specifically set forth below:

                  Date                                           Amount
                  ----                                           ------

                  October, 1998                                 $90,000
                  January, 1999                                  90,000
                  April, 1999                                    90,000
                  July, 1999                                     90,000
                  October, 1999                                  90,000
                  January, 2000                                  90,000
                  April, 2000                                    90,000
                  July, 2000                                     90,000
                  October, 2000                                  90,000
                  January, 2001                                  90,000
                  April, 2001                                    90,000
                  July, 2001                                     90,000
                  October, 2001                                  90,000
                  January, 2002                                  90,000
                  April, 2002                                    90,000
                  July, 2002                                     90,000
                  October, 2002                                  90,000
                  January, 2003                                  90,000
                  April, 2003                                    90,000
                  July, 2003                                     90,000
                  October, 2003                                  90,000

                  January, 2004                                  90,000
                  April, 2004                                    90,000
                  July, 2004                                     90,000
                  October, 2004                                  90,000
                  January, 2005                                  90,000

                  April, 2005                                    90,000
                  July, 2005                                     90,000
                  October, 2005                                  90,000
                  January, 2006                                  90,000
                  April, 2006                                    90,000
                  July, 2006                                     90,000
                  October, 2006                                  90,000
                  January, 2007                                  90,000
                  April, 2007                                    90,000
                  July, 2007                                     90,000
                  October, 2007                                  90,000
                  January, 2008                                  90,000
                  April, 2008                                    90,000
                  July, 2008                                     90,000
                  October, 2008                                  90,000
                  January, 2009                                  90,000
                  April, 2009                                    90,000
                  July, 2009                                     90,000
                  October, 2009                                  90,000
                  January, 2010                                  90,000
                  April, 2010                                    90,000
                  July, 2010                                     90,000
                  October, 2010                                  90,000
                  January, 2011                                  90,000
                  April, 2011                                    90,000
                  July, 2011                                     90,000
                  October, 2011                                  90,000
                  January, 2012                                  90,000
                  April, 2012                                    90,000
                  July, 2012                                     90,000
                  October, 2012                                  90,000
                  January, 2013                                  90,000
                  April, 2013                                    90,000
                  July, 2013*                                   190,000

                  * Final Maturity

         The Borrower further agrees to pay interest on the unpaid principal amount from the date of authentication and delivery of the Bonds (as defined in the Loan Agreement referred to below) until the principal amount and all interest thereon is paid in full which shall be paid on the first Business Day of each October, January, April and July (the "Interest Payment Dates"), at the rate of interest equal to the Variable Rate (as defined in the Indenture hereinafter mentioned) or the Fixed Rate (as defined in the Indenture).

         This Promissory Note is the "Note" referred to in the Loan Agreement of even date herewith (the "Loan Agreement"), between the Borrower and the Issuer and is entitled to the benefits thereof and subject to the conditions thereof. Terms not otherwise defined herein shall have the definitions set forth in the Loan Agreement.

         Under the Loan Agreement, the Issuer has loaned to the Borrower the proceeds received from the sale of the Issuer's $5,500,000 Industrial Development Revenue Bonds (Medical Action Industries Inc., Project) Series 1997, dated as of the date hereof (the "Bonds"). The Bonds have been issued, concurrently with the execution and delivery of this Note, pursuant to, and are secured by, the Trust Indenture between the Issuer, Branch Banking and Trust Company, as Trustee (the "Trustee") and First Union National Bank, as Paying Agent (the "Paying Agent"), dated as of the date hereof (the "Indenture"). The Bonds bear interest at the Variable Rate prior to the Conversion Date (as defined in the Indenture) and at the Fixed Rate on or subsequent to the Conversion Date. Such interest is payable on the Interest Payment Dates. This Note shall bear interest at the Variable Rate and the Fixed Rate during the respective periods as such rates are borne by the Bonds.

         Each payment of principal of and interest on this Note will be sufficient to enable the Issuer to pay when due the total amount of principal of (whether at maturity, upon acceleration or otherwise), premium, if any, and interest on the Bonds, as required by the Indenture. To the extent that principal of, premium, if any, or interest on the Bonds shall be paid, there shall be credited against unpaid principal of or interest on this Note, as the case may be, an amount equal to the principal of or interest on the Bonds so paid. The principal of, premium, if any, and interest on this Note are payable in immediately available funds of any coin or currency of the United States of America which on the respective dates of payment thereof shall be legal tender for the payment of public and private debts.

         In addition, the Borrower agrees to pay when due in immediately available funds all other amounts at the time the Issuer may be required to pay the same pursuant to the Bonds or the Indenture.

         The obligation of the Borrower to make the payments required hereunder shall be absolute and unconditional without any defense, recoupment or right of set-off by reason of any default by the Issuer under the Loan Agreement or for any other reason.

         Upon the occurrence of an Event of Default specified in the Loan Agreement, the unpaid principal hereof and accrued interest and additional interest hereon may become forthwith due and payable as provided in the Loan Agreement, and in the event the Borrower shall fail to pay any amount, whether principal or interest, required to be paid under this Note when due, the Borrower shall pay interest on such amount at a rate per annum equal to the Overdue Rate (as defined in the Loan Agreement) or the maximum rate permitted by law, whichever is lower.

         The Borrower may at its option, and may under certain circumstances be required to, prepay all or any part of the unpaid principal of this Note upon the terms provided in the Loan Agreement.


         The Borrower hereby promises to pay all costs of collection, including reasonable attorneys' fees and disbursements, without regard to any statutory presumption, in the case of a default under this Note or the Loan Agreement. The Borrower hereby waives presentment, protest and notice of protest or dishonor.

         This Note shall be construed in accordance with the laws of the State of North Carolina.

         IN WITNESS WHEREOF, the Borrower has caused this instrument to be executed in its corporate name by its duly authorized officers and its corporate seal to be affixed hereto all as of the date first above written.

                                                 MEDICAL ACTION INDUSTRIES INC.

ATTEST:

                                                 By:___________________________

                                                 Title:________________________

___________________________
        Secretary

(CORPORATE SEAL)

                                  ENDORSEMENT

         Pay to the order of Branch Banking and Trust Company, as Trustee for the benefit of the Bondholders under the Trust Indenture dated as of July 1, 1997, between the Issuer, the Trustee and the Paying Agent, without recourse. This endorsement is given and made without any warranty as to the authority and genuineness of the signature of the maker of the foregoing Promissory Note.

         This the ______ day of July, 1997.

                                              THE BUNCOMBE COUNTY INDUSTRIAL
                                              FACILITIES AND POLLUTION CONTROL
                                              FINANCING AUTHORITY, as Issuer

                                              By:_____________________________

                                              Title:__________________________

                                   EXHIBIT B

                                  Project Site



         The project will be located at Arden, Buncombe County, North Carolina.

                      [Property Description to be added.]